Exhibit 99.1

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING REPORTS FIRST-QUARTER 2017 RESULTS;
COMPANY REINSTATES DIVIDEND, REAFFIRMS SHARE REPURCHASE PROGRAM

–	Double-Digit Gains in Revenues, Adjusted EBITDA, Income from Continuing Operations

–	Adjusted EBITDA Margins Improve in Every Segment

–	Las Vegas Locals Adjusted EBITDA Up for 8th Straight Quarter, Highest Since 2008

LAS VEGAS - MAY 2, 2017 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the first quarter ended March 31, 2017.

The Company announced that its Board of Directors has authorized the reinstatement of the Company’s cash dividend program, with an initial quarterly payment of $0.05 per share. The Board also reaffirmed the Company’s existing share repurchase program, which has $92 million remaining.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “Thanks to the continued strength of our operations, our successful acquisitions, and the significant progress we have made deleveraging our balance sheet, we are now able to reinstitute a program of returning capital to our shareholders. We believe a balanced approach of deleveraging, investment in organic growth projects, and opportunistic acquisitions - combined with the return of a portion of our free cash flow to shareholders - is the right strategy to maximize long-term shareholder value.”

Commenting on first-quarter 2017 results, Smith said: “Positive trends continued throughout our operations during the first quarter. Every segment of our business recorded year-over-year margin improvements, as the large majority of our properties posted year-over-year Adjusted EBITDA growth. We were particularly encouraged by broad-based strength in our Las Vegas Locals segment, as all nine Locals properties achieved year-over-year EBITDA gains - including strong performances at our three recently acquired properties.”

Boyd Gaming reported first-quarter 2017 net revenues of $605.3 million, an increase of 9.6% from $552.4 million in the year-ago quarter. Income from continuing operations, net of tax, for the first quarter was $35.1 million, or $0.31 per share, up from $21.6 million, or $0.19 per share, in the prior-year first quarter. The Company reported net income, including discontinued operations, of $35.5 million, or $0.31 per share, for the first quarter of 2017, compared to $33.2 million, or $0.29 per share, for the year-ago period. Results for the current year include the addition of the operations of Aliante, acquired by the Company on September 27, 2016, as well as Cannery and Eastside Cannery, acquired on December 20, 2016. Discontinued operations include income from the Company’s interest in Borgata Hotel Casino & Spa, which was sold in the third quarter of 2016.

Total Adjusted EBITDA(1) was $155.8 million, up 13.2% from $137.7 million in the first quarter of 2016. Adjusted Earnings(1) for the first quarter 2017 were $37.5 million, or $0.32 per share, compared to Adjusted Earnings of $25.5 million, or $0.22 per share, for the same period in 2016. Adjusted EBITDA and Adjusted Earnings exclude discontinued operations.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Key Operations Review

Las Vegas Locals
In the Las Vegas Locals segment, first-quarter 2017 net revenues were $219.8 million, up from $158.4 million in the year-ago quarter. First-quarter 2017 Adjusted EBITDA rose to $66.2 million, compared to $44.3 million in the first quarter of 2016. First-quarter 2017 segment results include a full quarter of contributions from Aliante, Cannery and Eastside Cannery.

The Company’s three newly acquired properties achieved 17% Adjusted EBITDA growth and a 385-basis-point margin improvement over their combined standalone first-quarter 2016 results. These properties performed in-line with the Company’s expectations, as we continued to realize anticipated synergies.

Same-store Adjusted EBITDA grew at a double-digit rate on higher revenues, as same-store margins improved by more than 330 basis points. Stronger results were driven by ongoing refinements to marketing programs, enhanced profitability of non-gaming amenities, and continued strength in the southern Nevada economy.

Downtown Las Vegas
In the Downtown Las Vegas segment, net revenues were $60.7 million in the first quarter of 2017, increasing from $58.6 million in the year-ago period. Adjusted EBITDA was $13.6 million, up from $12.7 million in the first quarter of 2016.

Segment results reflect strengthening business volumes from the Company’s Hawaiian customer base, as well as continued growth in pedestrian traffic throughout the Downtown Las Vegas market. Growth in the segment was led by strong revenue and Adjusted EBITDA gains at the California, as recent property renovations contributed to significant increases in visitation and business volumes.

Midwest and South
In the Midwest and South segment, net revenues were $324.8 million, compared to $335.4 million in the first quarter of 2016. Adjusted EBITDA was $94.1 million, versus $95.9 million in the year-ago period.

Adjusted EBITDA trends continued to stabilize despite revenue declines. Refinements to operations and marketing programs led to further improvements in operating margins in the segment.

Dividend and Share Repurchase
Boyd Gaming’s Board of Directors declared a quarterly dividend of $0.05 per share, to be paid July 15, 2017, to shareholders of record as of June 15, 2017.

The Board also reaffirmed the Company’s existing share repurchase program, which has $92 million remaining. The Company intends to make purchases of its common stock from time to time under this program.

Balance Sheet Statistics
As of March 31, 2017, Boyd Gaming had cash on hand of $167.0 million, and total debt of $3.26 billion.

Full Year 2017 Guidance
For the full year 2017, Boyd Gaming reaffirms its previously provided guidance of total Adjusted EBITDA of $585 million to $605 million.

Conference Call Information
Boyd Gaming will host a conference call to discuss first-quarter results today, May 2, at 5:00 p.m. Eastern. The conference call number is (888) 317-6003, passcode 6069945. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com or: https://www.webcaster4.com/Webcast/Page/964/20717

Following the call’s completion, a replay will be available by dialing (877) 344-7529 today, May 2, beginning at 7:00 p.m. Eastern and continuing through Tuesday, May 9, at 11:59 p.m. Eastern. The conference number for the replay will be 10105546. The replay will also be available on the Internet at www.boydgaming.com

BOYD GAMING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2017	2016
Revenues
Gaming	$499,999	$462,551
Food and beverage	87,443	76,800
Room	47,326	41,875
Other	34,038	31,466
Gross revenues	668,806	612,692
Less promotional allowances	63,464	60,314
Net revenues	605,342	552,378
Operating costs and expenses
Gaming	231,631	223,525
Food and beverage	49,518	41,803
Room	13,114	10,499
Other	19,979	19,332
Selling, general and administrative	91,613	81,851
Maintenance and utilities	26,399	23,848
Depreciation and amortization	53,964	47,653
Corporate expense	20,798	17,907
Project development, preopening and writedowns	2,972	1,841
Impairments of assets	—	1,440
Other operating items, net	486	429
Total operating costs and expenses	510,474	470,128
Operating income	94,868	82,250
Other expense (income)
Interest income	(460)	(497)
Interest expense, net of amounts capitalized	43,674	53,065
Loss on early extinguishments and modifications of debt	156	427
Other, net	111	77
Total other expense, net	43,481	53,072
Income from continuing operations before income taxes	51,387	29,178
Income taxes provision	(16,273)	(7,618)
Income from continuing operations, net of tax	35,114	21,560
Income from discontinued operations, net of tax	375	11,630
Net income	$35,489	$33,190

Basic net income per common share
Continuing operations	$0.31	$0.19
Discontinued operations	—	0.10
Basic net income per common share	$0.31	$0.29
Weighted average basic shares outstanding	115,269	114,109

Diluted net income per common share
Continuing operations	$0.31	$0.19
Discontinued operations	—	0.10
Diluted net income per common share	$0.31	$0.29
Weighted average diluted shares outstanding	115,902	114,868

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended
	March 31,
(In thousands)	2017	2016
Net Revenues by Reportable Segment
Las Vegas Locals (a)	$219,781	$158,398
Downtown Las Vegas	60,744	58,605
Midwest and South (b)	324,817	335,375
Net revenues	$605,342	$552,378

Adjusted EBITDA by Reportable Segment
Las Vegas Locals (a)	$66,227	$44,271
Downtown Las Vegas	13,638	12,681
Midwest and South (b)	94,101	95,925
Property Adjusted EBITDA	173,966	152,877
Corporate expense (c)	(18,163)	(15,185)
Adjusted EBITDA	155,803	137,692

Other operating costs and expenses
Deferred rent	430	816
Depreciation and amortization	53,964	47,653
Share-based compensation expense	3,083	3,263
Project development, preopening and writedowns	2,972	1,841
Impairments of assets	—	1,440
Other operating items, net	486	429
Total other operating costs and expenses	60,935	55,442
Operating income	94,868	82,250
Other expense (income)
Interest income	(460)	(497)
Interest expense, net of amounts capitalized	43,674	53,065
Loss on early extinguishments and modifications of debt	156	427
Other, net	111	77
Total other expense, net	43,481	53,072
Income from continuing operations before income taxes	51,387	29,178
Income taxes provision	(16,273)	(7,618)
Income from continuing operations, net of tax	35,114	21,560
Income from discontinued operations, net of tax	375	11,630
Net income	$35,489	$33,190
__________________________________________
(a) The Las Vegas Locals segment results for first quarter 2017 include Aliante Casino + Hotel + Spa, which was acquired on September 27, 2016, and Cannery Casino Hotel and Eastside Cannery Casino and Hotel, which were acquired on December 20, 2016.
(b) The Company has combined its Midwest and South and Peninsula segments into a single reportable segment as a result of the refinancing completed during the third quarter of 2016. Prior year amounts for the two segments have been combined to conform to the current year presentation.
(c) Reconciliation of corporate expense:

	Three Months Ended
	March 31,
(In thousands)	2017	2016
Corporate expense as reported on Consolidated Statements of Operations	$20,798	$17,907
Corporate share-based compensation expense	(2,635)	(2,722)
Corporate expense as reported on the above table	$18,163	$15,185

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliations of Net Income to Adjusted Earnings
and Net Income Per Share to Adjusted Earnings Per Share
(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2017	2016
Net income	$35,489	$33,190
Less: income from discontinued operations, net of tax	(375)	(11,630)
Income from continuing operations, net of tax	35,114	21,560
Pretax adjustments:
Project development, preopening and writedowns	2,972	1,841
Impairments of assets	—	1,440
Other operating items, net	486	429
Loss on early extinguishments and modifications of debt	156	427
Other, net	111	77
Total adjustments	3,725	4,214

Income tax effect for above adjustments	(1,389)	(266)
Adjusted earnings	$37,450	$25,508

Net income per share	$0.31	$0.29
Less: income from discontinued operations per share	—	(0.10)
Income from continuing operations per share	0.31	0.19
Pretax adjustments:
Project development, preopening and writedowns	0.02	0.02
Impairments of assets	—	0.01
Other operating items, net	—	—
Loss on early extinguishments and modifications of debt	—	—
Other, net	—	—
Total adjustments	0.02	0.03

Income tax effect for above adjustments	(0.01)	—
Adjusted earnings per share	$0.32	$0.22

Weighted average shares outstanding	115,902	114,868

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), provides our investors a more complete understanding of our operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. We refer to this measure as Adjusted EBITDA. We have chosen to provide this information to investors to enable them to perform comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by our management in their financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in the evaluation of potential acquisitions and dispositions. Adjusted EBITDA is also used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, loss on early extinguishments and modifications of debt and other operating items, net.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income (loss) before project development, preopening and writedown expenses, impairments of assets, other items, net, gain or loss on early extinguishments and modifications of debt, other non-recurring adjustments, net, and income from discontinued operations, net of tax. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: the Company’s balanced approach of deleveraging, investment in organic growth projects and acquisitions, as well as the return of a portion of free cash flow to the Company’s shareholders, strategy for maximizing long-term shareholder value, ongoing refinements to marketing programs, enhanced profitability of non-gaming amenities and continued strength in the southern Nevada economy, strengthening business volumes from the Company’s Hawaiian customer base, stabilizing trends, the reinstitution of a quarterly cash dividend and share repurchases, the amount of the cash dividend and the amount of shares to be repurchased, and all of the statements under the heading “Full-Year 2017 Guidance.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; recovery of its properties in various markets; the political climate and its effects on consumer spending and its impact on the travel industry; the state of the economy and its effect on consumer spending and the Company's results of operations; the timing for economic recovery, its effect on the Company's business and the local economies where the Company's properties are located; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; whether online gaming will become legalized in various states, the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming
Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 24 gaming entertainment properties located in Nevada, Illinois, Indiana, Iowa, Kansas, Louisiana and Mississippi. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.